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                                                              Exhibit 3.22

                               OPERATING AGREEMENT

                                       OF

                              PHH/PAYMENTECH L.L.C.

            Effective with the first proper filing of a Certificate of Formation (the "Certificate") with the Secretary of State of the State of Delaware, the undersigned (the "Members") form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act"), and in connection therewith agree as follows:

            1. Name. The name of the limited liability company formed hereby is PHH/PAYMENTECH L.L.C. (the "Company").

            2. Purpose. The Company is organized for the purposes of engaging in
(i) the provision of payment cards and related services, (ii) the ownership and operation of any property of the Company acquired in connection with the foregoing and (iii) such other business as may be conducted by the Company from time to time (collectively, the "Business").

            3. Members. The names and addresses of the Members are as follows:

            Name                                Address
        ------------------------------------------------------------------
        PHH Vehicle Management              307 International Circle
        Services Corporation                Hunt Valley, Maryland 21030
        ("PHH Member")

        Paymentech Fleet Services, Inc.     1601 Elm Street, 8th Floor
        ("FUSA Member")                     Dallas, Texas 75201

            4. Powers. The business and affairs of the Company shall be managed by the Managing Member. The Managing Member shall be PHH Member. Except for situations in which the approval of FUSA Member is expressly required by this Agreement or by nonwaivable provisions of applicable law, the Managing Member shall have full, complete, and exclusive
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                                                                               2


authority to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Business.

            5. Term. The term of the Company shall commence on the date of the filing of the Certificate with the Secretary of State of the State of Delaware and shall be perpetual unless terminated in accordance with Section 13 hereof.

            6. Capital Contributions. Concurrently with the execution of this Agreement, PHH Member has made capital contributions to the Company comprised of, (i) $10,000 in cash in consideration for which the Company has issued to PHH Member a 1% membership interest in the Company and (ii) pursuant to a Contribution Agreement dated as of the date hereof between PHH Member and the Company, certain of the assets of PHH Member in consideration for which the Company has issued to PHH Member a 98% membership interest in the Company. The Members agree that the transfer of assets pursuant to the Contribution Agreement shall be treated as a capital contribution to the Company of assets with a recorded basis of $0 and a market value of $35,000,000. Also concurrently with the execution of this Agreement, FUSA Member has made a capital contribution to the Company comprised of $10,000 in cash, in consideration for which the Company has issued to FUSA Member a 1% membership interest in the Company.

            7. Capital Accounts. The Members shall have capital accounts maintained in accordance with Section 704(b) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            8. Allocation of Profits and Losses. The Company's profits and losses shall be allocated in proportion to the capital contributions of the Members.
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            9. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Members. Such distributions shall be allocated among the Members in the same proportion as their then capital account balances.

            10. Transfers and Assignments. No Member may transfer or assign in whole or in part its membership interest in the Company without the express written consent of the other Member, which it may grant or withhold in its sole discretion.

            11. Resignation of a Member. No Member may resign from the Company except in connection with a transfer permitted pursuant to Section 10 hereof without the prior written consent of the other Member.

            12. Amendment. This Agreement may be amended by the unanimous written consent of the Members.

            13. Dissolution. The Company shall dissolve upon the earliest to occur of (a) the unanimous written consent of all Members, (b) the death, retirement, resignation (other than in connection with a transfer permitted pursuant to Section 10 hereof), expulsion, "event of bankruptcy" (as defined in
Section 18-304 of the Act) or dissolution of any Member, or the occurrence of any other event which terminates the continued membership of a Member unless the remaining Member consents within 90 days after the occurrence of such event to continue the Company or (c) the entry of a decree of judicial dissolution against the Company in accordance with the Act. Any such dissolution shall be in accordance with the Act.

            14. Indemnification. To the fullest extent permitted by law, the Company shall indemnify the Members and their officers, directors, committee members, employees, and agents and hold them harmless from and against any losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) any of them may incur as a Member in the Company or in performing their obligations under this Agreement; provided,
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however, then no person shall be indemnified and held harmless in the case of bad faith or willful misconduct by such person.

            15. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware without regard to its conflict of laws rules.

            IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement as of the 1st day of January, 1997.

                                       PHH VEHICLE MANAGEMENT
                                       SERVICES CORPORATION


                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                       PAYMENTECH FLEET SERVICES, INC.


                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title: Senior VP

                               FIRST AMENDMENT TO
                    AMENDED AND RESTATED OPERATING AGREEMENT
                            OF PHH/PAYMENTECH L.L.C.

      THIS FIRST AMENDMENT TO AMENDED AND RESTATED OPERATING AGREEMENT OF PHH/PAYMENTECH L.L.C. (the "Amendment") is dated as of August 28, 1997, by and between Paymentech Fleet Services, Inc. ("FUSA") and PHH Vehicle Management Services Corporation ("PHH").

                                   WITNESSETH:

      WHEREAS, FUSA and PHH entered into that certain Amended and Restated Operating Agreement of PHH/Paymentech L.L.C. dated as of January 1, 1997 (the "Agreement"); and

      WHEREAS, the parties have agreed to amend the Agreement as provided herein;

      NOW, THEREFORE, in consideration of the agreements herein contained and subject to the terms and conditions herein set forth, FUSA and PHH hereby agree as follows:

      1. Definitions. Capitalized terms used herein and defined in the Agreement shall have the meanings set forth in the Agreement except as otherwise set forth herein.

      2. Canadian Activities. The parties have agreed to extend to September 30, 1997, the time for agreeing upon the structure and terms relating to the performance of Covered Activities with respect to Fleet Vehicles in Canada. Accordingly, the first sentence of Section 9.09 of the Agreement is hereby deleted in its entirety and in place thereof shall be a new sentence which shall read as follows:

      "Within the nine months after the date of this Agreement, PHH and FUSA shall negotiate in good faith to endeavor to agree upon the structure and terms pursuant to which the Company, or the Members jointly through another entity, will perform Covered Activities with respect to Fleet Vehicles in Canada; the parties will make good faith efforts to complete the negotiations prior to the end of such nine months."

      3. Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Agreement shall continue in full force and effect and the Agreement shall remain enforceable and binding in accordance with its terms.
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      4. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same document, and each party hereto may execute this Amendment by signing any of such counterparts.

      5. Successors and Assigns. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, FUSA and PHH have caused this Amendment to be executed by their respective authorized officers as of the date first written above.

                                       FUSA:

                                       Paymentech Fleet Services, Inc.


                                       By: /s/ Mary F. Dees
                                           -------------------------------------
                                       Name:  Mary F. Dees
                                       Title: Senior Vice President


                                       PHH:

                                       PHH Vehicle Management Services
                                       Corporation


                                       By: /s/ Samuel H. Wright
                                           -------------------------------------
                                       Name:  Samuel H. Wright
                                       Title: Senior Vice President


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